Exhibit 99.1
MEMORANDUM

TO:	Executive Officers	COPIES:	John R. Gibson
	and Directors		Dana M. Kelley

FROM:	Linda G. Ferguson

DATE:	August 14, 2008

RE:	Important Notice regarding 401(k) Plans Blackout Period and Restrictions on Ability to Trade in Securities of American Pacific Corporation
This notice is to inform you of significant restrictions on your ability to trade in shares of common stock of American Pacific Corporation (the “Company”) during an upcoming “blackout period” that will apply to the American Pacific Corporation 401(k) Plan and the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan (collectively, the “401(k) Plans”). This special “blackout period” is imposed on executive officers and directors of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction) and is in addition to the Company’s blackout periods in accordance with the insider trading policy.
The 401(k) Plans blackout period is being imposed because of the conversion to a new plan recordkeeper for each of the 401(k) Plans. The 401(k) Plans blackout period will begin at 1:00 p.m. Pacific Time on September 22, 2008 and is expected to end on the opening of business on October 8, 2008 (the “401(k) Plans Blackout Period”). During the 401(k) Plans Blackout Period, participants in either of the 401(k) Plans will not be able to (i) direct or diversify the assets held in their 401(k) Plan accounts, or (ii) request a loan, direct or diversify loan repayments, or request any other distribution or withdrawal, including investment changes involving the Company’s common stock held in the 401(k) Plans.
In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, the Company’s executive officers and directors are prohibited — during the 401(k) Plans Blackout Period — from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with his or her services or employment as a director or executive officer.
Please note the following:
• “Equity securities” is defined broadly to include the Company’s common stock, options, and other derivative securities.
• Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

• Among other things, these rules prohibit exercising options granted to you in connection with your services as a director or executive officer or selling Company common stock acquired pursuant to such options.
• Exemptions from these rules generally apply for purchases or sales under Rule 10b5-1 plans, sales required by law, and certain other “automatic” transactions.
• Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.
These rules are separate from the Company’s insider trading policy. These rules apply even if the insider trading policy would otherwise allow a particular transaction. On the other hand, to the extent that the insider trading policy is more restrictive than these rules, you still must abide by the restrictions in the Company’s insider trading policy.
If you engage in a transaction that violates the rules imposed on you during the 401(k) Plans Blackout Period, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of these rules and the severity of the penalties and other remedies, please contact me before engaging in any transaction involving the Company’s equity securities during the 401(k) Plans Blackout Period.
If you have any questions about the 401(k) Plans Blackout Period, its beginning or ending dates or the information in this notice, please feel free to contact me at 702-699-4133, or at 3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada 89169.

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